Exhibit 99.2
AvalonBay Communities, Inc.
For Immediate News Release
April 25, 2007
AVALONBAY COMMUNITIES, INC. ANNOUNCES
FIRST QUARTER 2007 OPERATING RESULTS AND PLANNED RESTATEMENT FOR CHANGE IN LAND LEASE ACCOUNTING
(Alexandria, VA) AvalonBay Communities, Inc. (NYSE: AVB) reported today that Net Income Available to Common Stockholders for the quarter ended March 31, 2007 was $44,345,000. This resulted in Earnings per Share — diluted (“EPS”) of $0.56 for the quarter ended March 31, 2007, compared to $1.45 for the comparable period of 2006, a per share decrease of 61.4%. This decrease is primarily attributable to gains from sales of land and communities in 2006, partially offset by growth in income from existing and newly developed communities in 2007.
Funds from Operations attributable to common stockholders — diluted (“FFO”) for the quarter ended March 31, 2007 was $89,118,000, or $1.11 per share compared to $84,189,000, or $1.12 per share for the comparable period of 2006. FFO per share includes $0.01 per share for the quarter ended March 31, 2007 and $0.17 per share for the quarter ended March 31, 2006 related to the sale of land parcels. Adjusting for land sales in both periods, FFO per share increased 15.8%, due primarily to contributions from improved community operating results and newly developed communities. As explained later in this release, the Company made a change related to its accounting for land leases. This change resulted in a non-cash charge to operating expenses and reduced reported FFO by $0.04 per share from what would otherwise have been reported for the three months ended March 31, 2007. Results for the three months ended March 31, 2006 have also been restated to reflect the impact of this change.
Operating Results for the Quarter Ended March 31, 2007 Compared to the Prior Year Period
For the Company, including discontinued operations, total revenue increased by $19,917,000, or 11.3% to $196,706,000. For Established Communities, rental revenue increased 6.6%, comprised of an increase in Average Rental Rates of 7.0% and a decrease in Economic Occupancy of 0.4%. As a result, total revenue for Established Communities increased $9,883,000 to $159,665,000. Operating expenses for Established Communities increased $1,333,000, or 2.7% to $51,022,000. Accordingly, Net Operating Income (“NOI”) for Established Communities increased by $8,550,000, or 8.5%, to $108,643,000.
The following table reflects the percentage changes in rental revenue, operating expenses and NOI for Established Communities from the first quarter of 2006 to the first quarter of 2007:

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

1Q 07 Compared to 1Q 06

	Rental	Operating		% of
	Revenue	Expenses	NOI	NOI (1)

Northeast	4.0%	0.4%	5.8%	41.3%
Mid-Atlantic	8.1%	9.3%	7.4%	16.0%
Midwest	9.5%	14.6%	6.1%	2.0%
Pacific NW	12.7%	4.5%	17.1%	4.6%
No. California	9.1%	0.5%	12.7%	23.4%
So. California	6.1%	1.1%	8.1%	12.7%

Total	6.6%	2.7%	8.5%	100.0%

(1)	Total represents each region’s % of total NOI from the Company, including discontinued operations.
Cash concessions are recognized in accordance with Generally Accepted Accounting Principles (“GAAP”) and are amortized over the approximate lease term, which is generally one year. The following table reflects the percentage changes in rental revenue on a GAAP basis and Rental Revenue with Concessions on a Cash Basis for our Established Communities:

1Q 07 vs 1Q 06
Rental Revenue Change with Concessions on a GAAP Basis	6.6%

Rental Revenue Change with Concessions on a Cash Basis	4.7%

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Development and Redevelopment Activity
The Company completed the development of two communities during the first quarter of 2007. Avalon Chestnut Hill, located in Chestnut Hill (Boston), MA, is a mid-rise community containing 204 apartment homes and was completed for a Total Capital Cost of $61,200,000. Avalon at Decoverly II, the second phase of a two-phase community located in Rockville, MD, is a garden-style community containing 196 apartment homes. Avalon at Decoverly II was completed for a Total Capital Cost of $30,800,000.
The Company began construction of Avalon Morningside Park, a wholly owned community in the first quarter of 2007. Avalon Morningside Park is located in New York, NY, and will contain a total of 296 apartment homes when completed for an estimated Total Capital Cost of $125,500,000.
In the first quarter of 2007, the Company completed the redevelopment of one community, Avalon Arlington Heights located in Arlington Heights (Chicago), IL. This community contains an aggregate of 409 apartment homes and was completed for a Total Capital Cost of $6,700,000, excluding costs incurred prior to the start of redevelopment.
During the first quarter of 2007, the Company purchased a parcel of land located in Brooklyn, NY for approximately $70,000,000. In April 2007, the Company acquired additional development rights associated with this land parcel for a purchase price of $10,500,000. The Company expects to begin construction of a 628 apartment home high-rise community in the second half of 2007.
In April 2007, a fire at Avalon Danvers, a development community located in Danvers (Boston), MA, damaged 147 of the planned 433 apartment homes. The impacted apartment homes were under construction and unoccupied. The fire did not damage the structures housing the current leasing operations or occupied apartment homes. The Company expects that insurance proceeds will substantially cover the cost to reconstruct all damaged assets as well as provide for a reimbursement of lost net operating income due to schedule delays, resulting in no material net economic loss to the Company.
Investment Management Fund Activity
AvalonBay Value Added Fund, L.P. (the “Fund”) is a private, discretionary investment vehicle in which the Company holds an equity interest of approximately 15%. During the first quarter of 2007, the Fund acquired three communities:
•	Centerpoint, located within a single downtown city block of Baltimore, MD, contains a total of 392 apartment homes and approximately 33,000 square feet of retail space, and was acquired for a purchase price of $78,500,000.

•	Crystal Hill Apartments, a garden-style community consisting of 168 apartment homes located in Pomona (Rockland County), NY was acquired for a purchase price of $37,800,000; and

•	Middlesex Crossing Apartments, located in Billerica (Boston), MA, was acquired for a purchase price of $37,100,000. Middlesex Crossing Apartments is a garden-style community consisting of 252 apartment homes.
During the first quarter of 2007, the Fund commenced the redevelopment of Fuller Martel, located in Los Angeles, CA. Fuller Martel contains 82 apartment homes and will be redeveloped for an expected Total Capital Cost of $3,400,000, excluding costs incurred prior to the start of redevelopment.
As of March 31, 2007, the Fund has invested $609,250,000, which represents approximately 70% of the expected total investment.
Financing, Liquidity and Balance Sheet Statistics
In January 2007, the Company filed a new shelf registration statement with the Securities and Exchange Commission, allowing the Company to sell an undetermined number or amount of certain debt and equity securities as defined in the prospectus.
In January 2007, in conjunction with the inclusion of its common stock in the S&P 500 Index, the Company issued 4,600,000 shares of its common stock at $129.30 per share. Net proceeds of approximately $594,000,000 will be used for general corporate purposes.
As of March 31, 2007, the Company had no amounts outstanding under its $650,000,000 unsecured credit facility. In addition the Company had $356,400,000 in unrestricted cash available at March 31, 2007. Leverage, calculated as total debt as a percentage of Total Market Capitalization, was 21.2% at March 31, 2007. Unencumbered NOI for the quarter ended March 31, 2007 was 82% and Interest Coverage for the first quarter of 2007 was 4.4 times.
Revised Accounting Interpretation
On April 24, 2007, the Company determined to revise its accounting for long-term land leases to provide for the straight-lining of lease payments with fixed, or minimum, escalations over the entire lease term as opposed to the Company’s expected holding period of its interest in the asset. This change primarily impacts the land lease accounting related to one consolidated asset with a 90 year lease in which the land lessor is also the partner in the venture holding the asset. The change is expected to result in an additional non-cash increase to operating expenses of approximately $10,500,000 per year in excess of the current annual cash payments, as well as additional depreciation expense. Information provided in this release for the three months ended March 31, 2006 has been restated from our previously reported results to reflect this accounting change and provide comparable results to the three months ended March 31, 2007. While the amounts involved do not affect the economics of the joint venture or the Company’s cash flows, management intends to seek an amendment of the lease terms or otherwise resolve the need to continue to accrue lease expense that is significantly in excess of our actual cash rental payments. An amendment or sale would eliminate this non-cash expense in the future. A sale of the asset related to this land lease would also trigger the recapture into net income of the cumulative amount of the prior period non-cash accruals at the date of sale. However, no assurance can be provided that an amendment will occur, that the joint venture structure can be changed or that the underlying asset would be sold in such a manner.
The Company will restate its financial statements for the years ended December 31, 2006, 2005 and 2004 to reflect this revised accounting treatment. This change in accounting will result in a reduction of net income of approximately $11,900,000 in each year, or 4.4%, 3.8% and 5.7% of net income available to common stockholders, respectively.
Second Quarter 2007 Financial Outlook
The Company expects EPS in the range of $0.91 to $0.95 for the second quarter of 2007 and expects Projected FFO per share in the range of $1.13 to $1.17 for the second quarter of 2007. The financial outlook provided for the second quarter 2007 includes $0.03 per share related to the revised lease accounting discussed in this release.
The Company expects to release its second quarter 2007 earnings on August 1, 2007 after the market closes. The Company expects to hold a conference call on August 2, 2007 at 11:00 AM EDT to discuss the second quarter 2007 results.

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

Second Quarter 2007 Conference/Event Schedule
The Company is scheduled to participate in the following conferences during the second quarter of 2007:

2Q 2007 Conference Schedule

Event/Conference	Date
AvalonBay New York Area Community Tour	June 4
NAREIT Institutional Investor Forum	June 5-7
Wachovia Securities Equity Conference	June 25-29
The Company is scheduled to present and conduct a question and answer session at each of these conferences. Management’s presentations and discussions at these events may include reference to the Company’s operating environment and trends; development, redevelopment, disposition and acquisition activity; the Company’s outlook and other business and financial matters affecting the Company.
Details on how to access a webcast of each event and/or related materials will be available beginning June 1, 2007 on the Company’s website at http://www.avalonbay.com/events.
Other Matters
The Company will hold a conference call on April 26, 2007 at 1:00 PM EDT to review and answer questions about this release, its first quarter results, the Attachments (described below) and related matters. To participate on the call, dial 1-877-510-2397 domestically and 1-706-634-5877 internationally.
To hear a replay of the call, which will be available from April 26, 2007 at 5:00 PM EDT until May 3, 2007 at 11:59 PM EDT, dial 1-800-642-1687 domestically and 1-706-645-9291 internationally, and use Access Code: 4853093.
A webcast of the conference call will also be available at http://www.avalonbay.com/earnings, and an on-line playback of the webcast will be available for at least 30 days following the call.
The Company produces Earnings Release Attachments (the “Attachments”) that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company’s website at http://www.avalonbay.com/earnings and through e-mail distribution. To receive future press releases via e-mail, please send a request to IR@avalonbay.com.
About AvalonBay Communities, Inc.
As of March 31, 2007, the Company owned or held a direct or indirect ownership interest in 171 apartment communities containing 49,402 apartment homes in ten states and the District of Columbia, of which 16 communities were under construction and six communities were under reconstruction. The Company is an equity REIT in the business of developing, redeveloping, acquiring and managing apartment communities in high barrier-to-entry markets of the United States. More information may be found on the Company’s website at the following address http://www.avalonbay.com. For additional information, please contact John Christie, Senior Director of Investor Relations and Research at 1-703-317-4747 or Thomas J. Sargeant, Chief Financial Officer, at 1-703-317-4635.
Forward-Looking Statements
This release, including its Attachments, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these forward-looking statements by the Company’s use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “outlook” and similar expressions that do not relate to historical matters. Actual results may differ materially from those expressed or implied by the forward-looking statements as a result of risks and uncertainties, which include the following: the Company’s ability to obtain an amendment of certain lease terms or sell its interest in the assets subject to such leases, changes in local employment conditions, demand for apartment homes, supply of competitive housing products, and other economic conditions may result in lower than expected occupancy and/or rental rates and adversely affect the profitability of our communities; increases in costs of materials, labor or other expenses may result in communities that we develop or redevelop failing to achieve expected profitability; delays in completing development, redevelopment and/or lease-up may result in increased financing and construction costs and may delay and/or reduce the profitability of a community; debt and/or equity financing for development, redevelopment or acquisitions of communities may not be available on favorable terms; we may be unable to obtain, or experience delays in obtaining, necessary governmental permits and authorizations; or we may abandon development or redevelopment opportunities for which we have already incurred costs. In addition, statements herein regarding the impact of the change in accounting for land leases on the restated financial statements we plan to file are based on current estimates.
Additional discussions of risks and uncertainties appear in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 under the headings “Risk Factors” and under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements”
The Company does not undertake a duty to update forward-looking statements, including its expected operating results for the second quarter and full year 2007. The Company may, in its discretion, provide information in future public announcements regarding its outlook that may be of interest to the investment

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

community. The format and extent of future outlooks may be different from the format and extent of the information contained in this release.
Definitions and Reconciliations
Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and further explained on Attachment 13, “Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.” Attachment 13 is included in the full earnings release available at the Company’s website at http://www.avalonbay.com/earnings.

Copyright © 2007 AvalonBay Communities, Inc. All Rights Reserved

FIRST QUARTER 2007
Supplemental Operating and Financial Data
Avalon at Mission Bay North II was completed in the fourth quarter of 2006 and is located in the South of Market area of San Francisco. Completed for a Total Capital Cost of $108.2 million, the community contains 313 apartment homes and 21,196 square feet of retail space. It is the second of a two phase community containing an aggregate of 563 apartment homes. Avalon Mission Bay North I & II are adjacent to the AT&T Park and eight blocks from San Francisco’s financial district.
Avalon at Mission Bay North II has excellent access to nearly every transportation facility in the city, including Highways 280, 101, and 80, three San Francisco MUNI lines, and the Cal-Train station, providing easy access to the job centers on the Peninsula and San Jose. Apartment homes feature upgraded kitchens, private patios or balconies and high speed internet. Community amenities include a fitness center, rock climbing wall and basketball court.

FIRST QUARTER 2007
Supplemental Operating and Financial Data
Table of Contents

Company Profile
Selected Operating and Other Information	Attachment 1
Detailed Operating Information	Attachment 2
Condensed Consolidated Balance Sheets	Attachment 3

Sub-Market Profile
Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 4
Sequential Quarterly Revenue and Occupancy Changes (Established Communities)	Attachment 5

Development, Redevelopment, Acquisition and Disposition Profile
Summary of Development and Redevelopment Activity	Attachment 6
Development Communities	Attachment 7
Redevelopment Communities	Attachment 8
Summary of Development and Redevelopment Community Activity	Attachment 9
Future Development	Attachment 10
Unconsolidated Real Estate Investments	Attachment 11
Summary of Disposition Activity	Attachment 12

Definitions and Reconciliations
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms	Attachment 13
The following is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The projections and estimates contained in the following attachments are forward-looking statements that involve risks and uncertainties, and actual results may differ materially from those projected in such statements. Risks associated with the Company’s development, redevelopment, construction, and lease-up activities, which could impact the forward-looking statements made are discussed in the paragraph titled “Forward-Looking Statements” in the release to which these attachments relate. In particular, development opportunities may be abandoned; Total Capital Cost of a community may exceed original estimates, possibly making the community uneconomical and/or affecting projected returns; construction and lease-up may not be completed on schedule, resulting in increased debt service and construction costs; and other risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Attachment 1
AvalonBay Communities, Inc.
Selected Operating and Other Information
March 31, 2007
(Dollars in thousands except per share data)
(unaudited)

SELECTED OPERATING INFORMATION

	Q1	Q1
	2007	2006 (1)	$ Change	% Change
Net Income available to common stockholders	$44,345	$108,939	$(64,594)	(59.3%)

Per common share — basic	$0.57	$1.48	$(0.91)	(61.5%)
Per common share — diluted	$0.56	$1.45	$(0.89)	(61.4%)

Funds from Operations	$89,118	$84,189	$4,929	5.9%
Per common share — diluted	$1.11	$1.12	$(0.01)	(0.9%)

Dividends declared — common	$67,694	$57,986	$9,708	16.7%
Per common share	$0.85	$0.78	$0.07	9.0%

Common shares outstanding	79,639,601	74,340,561	5,299,040	7.1%
Outstanding operating partnership units	129,782	152,766	(22,984)	(15.0%)

Total outstanding shares and units	79,769,383	74,493,327	5,276,056	7.1%

Average shares outstanding — basic	78,431,936	73,808,643	4,623,293	6.3%
Average operating partnership units outstanding	144,586	237,575	(92,989)	(39.1%)
Effect of dilutive securities	1,354,226	1,243,906	110,320	8.9%

Average shares outstanding — diluted	79,930,748	75,290,124	4,640,624	6.2%

DEBT COMPOSITION AND MATURITIES

		% of Total	Average
		Market	Interest	Remaining
Debt Composition (2)	Amount	Cap	Rate (3)	Maturities (2)

Conventional Debt				2007	$266,202
Long-term, fixed rate	$2,199,317	16.6%		2008	$208,531
Long-term, variable rate	109,975	0.8%		2009	$231,029

Subtotal, Conventional	2,309,292	17.4%	6.4%	2010	$234,708

				2011	$390,533

Tax-Exempt Debt
Long-term, fixed rate	173,844	1.3%
Long-term, variable rate	327,588	2.5%

Subtotal, Tax-Exempt	501,432	3.8%	5.2%

Total Debt	$2,810,724	21.2%	6.2%

(1)	2006 amounts have been restated from amounts previously reported to reflect a change in accounting for land leases.

(2)	Excludes debt associated with communities classified as held for sale.

(3)	Includes credit enhancement fees, trustees’ fees, etc.

CAPITALIZED COSTS

			Non-Rev
	Cap	Cap	Capex
	Interest	Overhead	per Home

Q107	$15,433	$6,606	$9
Q406	$13,909	$6,847	$92
Q306	$12,910	$6,361	$203
Q206	$11,205	$5,377	$164
Q106	$8,364	$5,559	$38

COMMUNITY INFORMATION

		Apartment
	Communities	Homes

Current Communities	155	44,353
Development Communities	16	5,049
Development Rights	56	14,809

Attachment 2
AvalonBay Communities, Inc.
Detailed Operating Information
March 31, 2007
(Dollars in thousands except per share data)
(unaudited)

	Q1	Q1
	2007	2006(1)	% Change
Revenue:
Rental and other income	$195,262	$173,952	12.3%
Management, development and other fees	1,444	1,207	19.6%

Total	196,706	175,159	12.3%

Operating expenses:
Direct property operating expenses, excluding property taxes	47,255	41,622	13.5%
Property taxes	17,726	16,904	4.9%
Property management and other indirect operating expenses	8,439	8,631	(2.2%)
Investments and investment management (2)	2,024	1,471	37.6%

Total	75,444	68,628	9.9%

Interest expense, net	(23,878)	(28,664)	(16.7%)
General and administrative expense	(6,780)	(6,283)	7.9%
Joint venture income and minority interest expense	(535)	95	N/A
Depreciation expense	(44,094)	(40,225)	9.6%
Gain on sale of land	545	13,166	(95.9%)

Income from continuing operations	46,520	44,620	4.3%

Discontinued operations: (3)
Income from discontinued operations	—	1,075	(100.0%)
Gain on sale of communities	—	65,419	(100.0%)

Total discontinued operations	—	66,494	(100.0%)

Net income	46,520	111,114	(58.1%)
Dividends attributable to preferred stock	(2,175)	(2,175)	—

Net income available to common stockholders	$44,345	$108,939	(59.3%)

Net income per common share — basic	$0.57	$1.48	(61.5%)

Net income per common share — diluted	$0.56	$1.45	(61.4%)

(1)	Amounts for the three months ended March 31, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.

(2)	Reflects costs incurred related to investment acquisition, investment management and abandoned pursuits.

(3)	Reflects net income for communities classified as discontinued operations as of March 31, 2007 and communities sold during the period from January 1, 2006 through March 31, 2007. The following table details income from discontinued operations for the periods shown:

	Q1	Q1
	2007	2006
Rental income	$—	$1,630
Operating and other expenses	—	(555)
Interest expense, net	—	—
Depreciation expense	—	—

Income from discontinued operations	$—	$1,075

Attachment 3
AvalonBay Communities, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(unaudited)

	March 31,	December 31,
	2007	2006(1)
Real estate	$5,838,023	$5,706,423
Less accumulated depreciation	(1,148,518)	(1,104,507)

Net operating real estate	4,689,505	4,601,916

Construction in progress, including land	685,665	641,781
Land held for development	315,241	202,314
Operating real estate assets held for sale, net	64,680	64,351

Total real estate, net	5,755,091	5,510,362

Cash and cash equivalents	356,435	8,567
Cash in escrow	132,123	136,989
Resident security deposits	28,938	26,574
Other assets(2)	151,462	162,999

Total assets	$6,424,049	$5,845,491

Unsecured senior notes	$2,153,184	$2,153,078
Unsecured facility	—	—
Notes payable	654,723	672,508
Resident security deposits	39,819	38,803
Liabilities related to assets held for sale	42,792	42,985
Other liabilities	350,374	346,652

Total liabilities	$3,240,892	$3,254,026

Minority interest	21,950	18,311

Stockholders’ equity	3,161,207	2,573,154

Total liabilities and stockholders’ equity	$6,424,049	$5,845,491

(1)	Amounts as of December 31, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.
(2)	Other assets include $1,941 and $1,558 relating to assets classified as held for sale as of March 31, 2007 and December 31, 2006, respectively.

Attachment 4
AvalonBay Communities, Inc.
Quarterly Revenue and Occupancy Changes — Established Communities (1)
March 31, 2007

	Apartment
	Homes	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s) (3)
		Q1 07	Q1 06	% Change	Q1 07	Q1 06	% Change	Q1 07	Q1 06	% Change
Northeast
Boston, MA	3,621	$1,874	$1,854	1.1%	95.5%	96.1%	(0.6%)	$19,445	$19,348	0.5%
Fairfield-New Haven, CT	2,412	1,985	1,851	7.2%	95.1%	96.4%	(1.3%)	13,664	12,908	5.9%
New York, NY	1,730	2,449	2,323	5.4%	95.6%	97.1%	(1.5%)	12,150	11,692	3.9%
Long Island, NY	1,469	2,296	2,187	5.0%	96.8%	95.5%	1.3%	9,790	9,213	6.3%
Northern New Jersey	1,182	2,578	2,405	7.2%	96.9%	96.5%	0.4%	8,860	8,236	7.6%
Central New Jersey	814	1,652	1,631	1.3%	96.7%	95.6%	1.1%	3,901	3,811	2.4%

Northeast Average	11,228	2,100	2,011	4.4%	95.9%	96.3%	(0.4%)	67,810	65,208	4.0%

Mid-Atlantic
Washington, DC	5,215	1,734	1,589	9.1%	95.9%	96.7%	(0.8%)	26,028	24,030	8.3%
Baltimore, MD	542	1,256	1,160	8.3%	94.8%	98.2%	(3.4%)	1,936	1,846	4.9%

Mid-Atlantic Average	5,757	1,689	1,549	9.0%	95.9%	96.8%	(0.9%)	27,964	25,876	8.1%

Midwest
Chicago, IL	887	1,181	1,095	7.9%	95.4%	93.9%	1.5%	2,994	2,735	9.5%

Midwest Average	887	1,181	1,095	7.9%	95.4%	93.9%	1.5%	2,994	2,735	9.5%

Pacific Northwest
Seattle, WA	2,278	1,232	1,092	12.8%	96.0%	96.1%	(0.1%)	8,083	7,174	12.7%

Pacific Northwest Average	2,278	1,232	1,092	12.8%	96.0%	96.1%	(0.1%)	8,083	7,174	12.7%

Northern California
San Jose, CA	4,292	1,653	1,500	10.2%	97.5%	97.3%	0.2%	20,744	18,795	10.4%
Oakland-East Bay, CA	1,955	1,359	1,251	8.6%	96.5%	97.4%	(0.9%)	7,691	7,144	7.7%
San Francisco, CA	1,862	1,944	1,791	8.5%	95.9%	96.8%	(0.9%)	10,421	9,686	7.6%

Northern California Average	8,109	1,649	1,507	9.4%	96.9%	97.2%	(0.3%)	38,856	35,625	9.1%

Southern California
Los Angeles, CA	1,198	1,640	1,530	7.2%	95.2%	95.8%	(0.6%)	5,612	5,266	6.6%
San Diego, CA	1,058	1,440	1,373	4.9%	95.6%	96.1%	(0.5%)	4,367	4,182	4.4%
Orange County, CA	916	1,434	1,347	6.5%	96.9%	96.1%	0.8%	3,821	3,562	7.3%

Southern California Average	3,172	1,514	1,424	6.3%	95.8%	96.0%	(0.2%)	13,800	13,010	6.1%

Average/Total Established	31,431	$1,760	$1,645	7.0%	96.1%	96.5%	(0.4%)	$159,507	$149,628	6.6%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2006 such that a comparison of 2006 to 2007 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

(3)	With concessions reflected on a cash basis, rental revenue from Established Communities increased 4.7% between years.

Attachment 5
AvalonBay Communities, Inc.
*Sequential Quarterly* Revenue and Occupancy Changes — Established Communities (1)
March 31, 2007

	Apartment	Average Rental Rates (2)			Economic Occupancy			Rental Revenue ($000’s)
	Homes
		Q1 07	Q4 06	% Change	Q107	Q4 06	% Change	Q1 07	Q4 06	% Change
Northeast
Boston, MA	3,621	$1,874	$1,876	(0.1%)	95.5%	96.2%	(0.7%)	$19,445	$19,604	(0.8%)
Fairfield-New Haven, CT	2,412	1,985	1,971	0.7%	95.1%	96.6%	(1.5%)	13,664	13,773	(0.8%)
New York, NY	1,730	2,449	2,410	1.6%	95.6%	96.8%	(1.2%)	12,150	12,105	0.4%
Long Island, NY	1,469	2,296	2,282	0.6%	96.8%	96.0%	0.8%	9,790	9,658	1.4%
Northern New Jersey	1,182	2,578	2,560	0.7%	96.9%	97.1%	(0.2%)	8,860	8,815	0.5%
Central New Jersey	814	1,652	1,669	(1.0%)	96.7%	97.2%	(0.5%)	3,901	3,959	(1.5%)

Northeast Average	11,228	2,100	2,091	0.4%	95.9%	96.5%	(0.6%)	67,810	67,914	(0.2%)

Mid-Atlantic
Washington, DC	5,215	1,734	1,710	1.4%	95.9%	97.3%	(1.4%)	26,028	26,015	0.0%
Baltimore, MD	542	1,256	1,247	0.7%	94.8%	95.9%	(1.1%)	1,936	1,943	(0.4%)

Mid-Atlantic Average	5,757	1,689	1,667	1.3%	95.9%	97.2%	(1.3%)	27,964	27,958	0.0%

Midwest
Chicago, IL	887	1,181	1,157	2.1%	95.4%	96.1%	(0.7%)	2,994	2,955	1.3%

Midwest Average	887	1,181	1,157	2.1%	95.4%	96.1%	(0.7%)	2,994	2,955	1.3%

Pacific Northwest
Seattle, WA	2,278	1,232	1,203	2.4%	96.0%	96.1%	(0.1%)	8,083	7,902	2.3%

Pacific Northwest Average	2,278	1,232	1,203	2.4%	96.0%	96.1%	(0.1%)	8,083	7,902	2.3%

Northern California
San Jose, CA	4,292	1,653	1,631	1.3%	97.5%	97.1%	0.4%	20,744	20,392	1.7%
Oakland-East Bay, CA	1,955	1,359	1,348	0.8%	96.5%	96.8%	(0.3%)	7,691	7,650	0.5%
San Francisco, CA	1,862	1,944	1,931	0.7%	95.9%	96.0%	(0.1%)	10,421	10,362	0.6%

Northern California Average	8,109	1,649	1,631	1.1%	96.9%	96.8%	0.1%	38,856	38,404	1.2%

Southern California
Los Angeles, CA	1,198	1,640	1,616	1.5%	95.2%	95.8%	(0.6%)	5,612	5,563	0.9%
San Diego, CA	1,058	1,440	1,437	0.2%	95.6%	94.8%	0.8%	4,367	4,324	1.0%
Orange County, CA	916	1,434	1,419	1.1%	96.9%	96.9%	0.0%	3,821	3,778	1.1%

Southern California Average	3,172	1,514	1,499	1.0%	95.8%	95.8%	0.0%	13,800	13,665	1.0%

Average/Total Established	31,431	$1,760	$1,744	0.9%	96.1%	96.6%	(0.5%)	$159,507	$158,798	0.4%

(1)	Established Communities are communities with stabilized operating expenses as of January 1, 2006 such that a comparison of 2006 to 2007 is meaningful.

(2)	Reflects the effect of concessions amortized over the average lease term.

Attachment 6
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Activity (1) as of March 31, 2007

		Number	Number	Total
		of	of	Capital Cost (2)
		Communities	Homes	(millions)
Portfolio Additions:	(3)
2007 Annual Completions
Development		6	1,213	$294.9
Redevelopment	(4)	3	1,573	26.0

Total Additions		9	2,786	$320.9

2006 Annual Completions
Development		6	1,368	$375.2
Redevelopment	(4)	2	506	10.1

Total Additions		8	1,874	$385.3

Pipeline Activity:	(3)
Currently Under Construction
Development		16	5,049	$1,358.5
Redevelopment	(4)	6	2,054	38.6

Subtotal		22	7,103	$1,397.1

Planning
Development Rights		56	14,809	$3,963

Total Pipeline		78	21,912	$5,360.1

(1)	Represents activity for consolidated and unconsolidated entities.

(2)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Information represents projections and estimates.

(4)	Represents only cost of redevelopment activity, does not include original acquisition cost.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2007.

Attachment 7
AvalonBay Communities, Inc.
Development Communities as of March 31, 2007

	Percentage		Total					Avg
	Ownership	# of	Capital	Schedule				Rent			% Occ
	Upon	Apt	Cost (1)		Initial		Stabilized	Per	% Comp	% Leased	Physical	Economic
	Completion	Homes	(millions)	Start	Occupancy	Complete	Ops (1)	Home (1)	(2)	(3)	(4)	(1) (5)
								Inclusive of
								Concessions
								See Attachment #13
Under Construction:
1. Avalon Wilshire	100%	123	$46.6	Q1 2005	Q2 2007	Q3 2007	Q4 2007	$2,520	N/A	16.3%	N/A	N/A
Los Angeles, CA
2. Avalon Lyndhurst (6)	100%	328	78.8	Q3 2005	Q4 2006	Q4 2007	Q2 2008	2,145	69.5%	46.3%	33.2%	16.3%
Lyndhurst, NJ
3. Avalon Shrewsbury	100%	251	36.1	Q3 2005	Q2 2006	Q2 2007	Q4 2007	1,340	100.0%	86.9%	82.9%	61.5%
Shrewsbury, MA
4. Avalon Riverview North	100%	602	175.6	Q3 2005	Q3 2007	Q3 2008	Q1 2009	2,695	N/A	N/A	N/A	N/A
New York, NY
5. Avalon at Glen Cove North	100%	111	41.4	Q4 2005	Q1 2007	Q3 2007	Q1 2008	2,300	51.4%	13.5%	4.5%	N/A
Glen Cove, NY
6. Avalon Danvers	100%	433	84.8	Q4 2005	Q1 2007	Q2 2008	Q4 2008	1,610	17.6%	15.0%	11.5%	2.7%
Danvers, MA
7. Avalon Woburn	100%	446	83.1	Q4 2005	Q3 2006	Q1 2008	Q3 2008	1,545	48.2%	52.2%	40.8%	26.8%
Woburn, MA
8. Avalon on the Sound II	100%	588	184.2	Q1 2006	Q2 2007	Q3 2008	Q1 2009	2,420	0.7%	2.4%	N/A	N/A
New Rochelle, NY
9. Avalon Meydenbauer	100%	368	84.3	Q1 2006	Q4 2007	Q3 2008	Q1 2009	1,625	N/A	N/A	N/A	N/A
Bellevue, WA
10. Avalon at Dublin Station I	100%	305	85.8	Q2 2006	Q3 2007	Q2 2008	Q4 2008	1,995	N/A	N/A	N/A	N/A
Dublin, CA
11. Avalon at Lexington Hills	100%	387	86.2	Q2 2006	Q2 2007	Q3 2008	Q1 2009	2,105	N/A	N/A	N/A	N/A
Lexington, MA
12. Avalon Bowery Place II (7)	100%	90	61.9	Q3 2006	Q4 2007	Q1 2008	Q2 2008	3,490	N/A	N/A	N/A	N/A
New York, NY
13. Avalon Encino	100%	131	61.5	Q3 2006	Q3 2008	Q4 2008	Q1 2009	2,650	N/A	N/A	N/A	N/A
Los Angeles, CA
14. Avalon Canoga Park	100%	210	53.9	Q4 2006	Q1 2008	Q2 2008	Q4 2008	2,020	N/A	N/A	N/A	N/A
Canoga Park, CA
15. Avalon Acton (7)	100%	380	68.8	Q4 2006	Q1 2008	Q4 2008	Q2 2009	1,470	N/A	N/A	N/A	N/A
Acton, MA
16. Avalon Morningside Park (7)	100%	296	125.5	Q1 2007	Q3 2008	Q1 2009	Q3 2009	3,640	N/A	N/A	N/A	N/A
New York, NY

Subtotal/Weighted Average		5,049	$1,358.5					$2,135

Completed this Quarter:
1. Avalon Chestnut Hill	100%	204	61.2	Q2 2005	Q3 2006	Q1 2007	Q3 2007	2,245	100.0%	81.4%	75.5%	45.6%
Chestnut Hill, MA
2. Avalon at Decoverly II	100%	196	30.8	Q3 2005	Q2 2006	Q1 2007	Q3 2007	1,525	100.0%	82.7%	76.5%	60.9%
Rockville, MD

Subtotal/Weighted Average		400	$92.0					$1,890

Total/Weighted Average		5,449	$1,450.5					$2,115

Weighted Average Projected NOI
as a % of Total Capital Cost (1) (8)			6.6%	Inclusive of Concessions — See Attachment #13

Non-Stabilized Development Communities: (9)				% Economic		Asset Cost Basis, Non-Stabilized Development					Source
				Occ
Prior Quarter Completions:				(1) (5)		Capital Cost, Prior Quarter Completions				$125.6	Att. 7 (less JV partner share)
Avalon at Mission Bay North II		313	$108.2			Capital Cost, Current Completions				92.0	Att. 7
Avalon at Bowery Place I		206	$98.5			Capital Cost, Under Construction				1,358.5	Att. 7

Total		519	$206.7	62.7%		Less: Remaining to Invest, Under Construction

						Total Remaining to Invest			908.6		Att. 9
						Capital Cost, Projected Q2 2007 Starts			(308.8)		Att. 9, Footnote 5

										(599.8)

						Total Asset Cost Basis, Non-Stabilized Development					$976.3

Q1 2007 Net Operating Income/(Deficit) for communities under construction and non-stabilized development communities was $1.0 million. See Attachment #13.

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Includes apartment homes for which construction has been completed and accepted by management as of April 20, 2007.

(3)	Includes apartment homes for which leases have been executed or non-refundable deposits have been paid as of April 20, 2007.

(4)	Physical occupancy based on apartment homes occupied as of April 20, 2007.

(5)	Represents Economic Occupancy for the first quarter of 2007.

(6)	The remediation of the Company’s Avalon Lyndhurst development site, as discussed in the Company’s second quarter 2006 Earnings Release, is substantially complete. The net cost associated with this remediation effort after considering insurance proceeds received to date, including costs associated with construction delays, is expected to total approximately $6.0 million. The Company is pursuing the recovery of these additional costs through insurance as well as from the third parties involved, but any additional recoverable amounts are not currently estimable. The Total Capital Cost and yield cited above do not reflect the potential impact of these additional net costs.

(7)	This community is being financed in part by third-party tax-exempt debt.

(8)	The Weighted Average calculation is based on the Company’s pro rata share of the Total Capital Cost for each community.

(9)	Represents Development Communities completed in prior quarters that had not achieved Stabilized Operations for the entire current quarter. Estimates are based on the Company’s pro rata share of the Total Capital Cost for each community. This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2007.

Attachment 8
AvalonBay Communities, Inc.
Redevelopment Communities as of March 31, 2007

			Cost (millions)		Schedule				Avg	Number of Homes
		# of	Pre-	Total					Rent		Out of
	Percentage	Apt	Redevelopment	Capital	Acquisition /			Restabilized	Per	Completed	Service
	Ownership	Homes	Capital Cost	Cost (1)(2)	Completion	Start	Complete	Ops (2)	Home (2)	to date	@ 3/31/07
									Inclusive of
									Concessions
									See Attachment #13
Under Redevelopment:

Stabilized (3)
1. Avalon Walk I and II (4)	100%	764	$59.4	$71.2	Q3 1992	Q1 2006	Q4 2007	Q2 2008	$1,340	523	22
Hamden, CT					Q3 1994
2. Avalon at AutumnWoods	100%	420	31.2	38.3	Q4 1996	Q3 2006	Q3 2008	Q1 2009	1,375	172	16

Fairfax, VA

Subtotal		1,184	$90.6	$109.5					$1,350	695	38

Acquisitions (3)
1. Avalon Redmond (5)	15%	400	49.2	56.7	Q4 2004	Q2 2006	Q4 2007	Q2 2008	1,335	275	13
Redmond, WA
2. Civic Center Place	15%	192	38.1	43.5	Q4 2005	Q4 2006	Q2 2008	Q4 2008	1,700	58	13
Norwalk, CA
3. Avalon at Poplar Creek	15%	196	25.2	28.6	Q2 2006	Q4 2006	Q1 2008	Q3 2008	1,245	64	3
Schaumburg, IL
4. Fuller Martel	15%	82	17.9	21.3	Q4 2005	Q1 2007	Q1 2008	Q3 2008	1,970	21	4
Los Angeles, CA

Subtotal		870	$130.4	$150.1					$1,455	418	33

Total/Weighted Average		2,054	$221.0	$259.6					$1,395	1,113	71

Completed this Quarter:

Stabilized
1. Avalon Arlington Heights (6)	100%	409	$50.2	$56.9	Q4 2000	Q1 2006	Q1 2007	Q3 2007	$1,335	409	—
Arlington Heights, IL

Grand Total/Weighted Average		2,463	$271.2	$316.5					$1,385	1,522	71

Weighted Average Projected NOI
as a % of Total Capital Cost (2)				9.8%	Inclusive of Concessions — See Attachment #13

(1)	Inclusive of acquisition cost.

(2)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	Stabilized Redevelopment Communities have been held for one year or more and have achieved Stabilized Operations before beginning redevelopment. Acquisition redevelopments are those communities that begin redevelopment within one year of acquisition.

(4)	This community was developed by a predecessor of the Company. Phase I was completed in Q3 1992 and Phase II was completed in Q3 1994.

(5)	This community, formerly known as Ravenswood at the Park, was acquired in Q4 2004 and was transferred to a subsidiary of the Company’s Investment Management Fund (the “Fund”) in Q1 2005, reducing the Company’s indirect equity interest in the community to 15%.

(6)	This community was formerly known as 200 Arlington Place.

This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2007.

Attachment 9
AvalonBay Communities, Inc.
Summary of Development and Redevelopment Community Activity (1) as of March 31, 2007
(Dollars in Thousands)

DEVELOPMENT (2)

	Apt Homes	Total Capital	Cost of Homes		Construction in
	Completed &	Cost Invested	Completed &	Remaining to	Progress at
	Occupied	During Period (3)	Occupied (4)	Invest (5)	Period End (6)

Total - 2005 Actual	1,480	$347,839	$219,046	$881,012	$377,320

2006 Actual:
Quarter 1	267	$113,125	$47,014	$952,410	$468,401
Quarter 2	302	155,381	59,948	915,400	570,875
Quarter 3	509	174,587	86,515	1,007,188	593,160
Quarter 4	449	209,735	117,678	919,358	626,034

Total - 2006 Actual	1,527	$652,828	$311,155

2007 Projected:
Quarter 1 (Actual)	464	$167,109	$106,100	$908,630	$673,945
Quarter 2 (Projected)	707	247,902	166,655	660,728	747,432
Quarter 3 (Projected)	742	159,314	201,357	501,414	739,033
Quarter 4 (Projected)	634	142,268	183,951	363,904	588,152

Total - 2007 Projected	2,547	$716,593	$658,063

REDEVELOPMENT

		Total Capital		Reconstruction in
	Avg Homes	Cost Invested	Remaining to	Progress at
	Out of Service	During Period (3)	Invest (5)	Period End (6)

Total - 2005 Actual		$8,972	$13,456	$7,877

2006 Actual:
Quarter 1	32	$3,433	$18,443	$8,502
Quarter 2	60	3,474	21,760	10,206
Quarter 3	89	4,258	18,549	14,763
Quarter 4	60	4,378	14,991	17,602

Total - 2006 Actual		$15,543

2007 Projected:
Quarter 1 (Actual)	63	$3,332	$21,704	$14,538
Quarter 2 (Projected)	98	4,942	16,762	11,657
Quarter 3 (Projected)	102	5,244	11,518	13,156
Quarter 4 (Projected)	43	3,034	8,484	7,253

Total - 2007 Projected		$16,552

(1)	Data is presented for all communities currently under development or redevelopment and those communities for which development or redevelopment is expected to begin within the next 90 days.

(2)	Projected periods include data for consolidated joint ventures at 100%. The offset for joint venture partners’ participation is reflected as minority interest.

(3)	Represents Total Capital Cost incurred or expected to be incurred during the quarter, year or in total. See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	Represents projected Total Capital Cost of apartment homes completed and occupied during the quarter. Calculated by dividing Total Capital Cost for each Development Community by number of homes for the community, multiplied by the number of homes completed and occupied during the quarter.

(5)	Represents projected Total Capital Cost remaining to invest on communities currently under development or redevelopment and those for which development or redevelopment is expected to begin within the next 90 days. Remaining to invest for Q1 2007 includes $308.8 million attributed to four anticipated Q2 2007 development starts and $10.9 million related to two anticipated Q2 2007 redevelopment starts.

(6)	Represents period end balance of construction or reconstruction costs. Amount for Q1 2007 includes $2.8 million related to four unconsolidated investments in the Fund, and is reflected in other assets for financial reporting purposes.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2007.

Attachment 10
AvalonBay Communities, Inc.
Future Development as of March 31, 2007

DEVELOPMENT RIGHTS (1)

			Estimated	Total
			Number	Capital Cost (1)
Location of Development Right			of Homes	(millions)
1.	White Plains, NY	(2)	393	$155
2.	Tinton Falls, NJ		216	41
3.	San Diego, CA	(2)	161	65
4.	Hingham, MA	(2)	235	48
5.	Union City, CA	(2)	438	120
6.	Sharon, MA		156	26
7.	Coram, NY	(2)	200	47
8.	Norwalk, CT		319	83
9.	Andover, MA	(2)	115	21
10.	Brooklyn, NY	(2)	628	317
11.	Wilton, CT	(2)	100	24
12.	Pleasant Hill, CA	(4)	416	153
13.	Cohasset, MA	(2)	200	38
14.	Kirkland, WA Phase II	(2)	181	60
15.	Northborough, MA		350	60
16.	New York, NY II		680	261
17.	Dublin, CA Phase II		200	52
18.	Dublin, CA Phase III		205	53
19.	Irvine, CA III		170	73
20.	Bellevue, WA		385	126
21.	Bloomingdale, NJ		173	38
22.	Camarillo, CA		376	55
23.	Seattle, WA		202	65
24.	North Bergen, NJ	(3)	156	48
25.	Howell, NJ		265	42
26.	Quincy, MA	(2)	146	24
27.	West Long Branch, NJ	(3)	216	36
28.	Shelton, CT		302	49
29.	Canoga Park, CA	(2)	297	85
30.	Irvine, CA	(2)	280	76
31.	Shelton, CT II		171	34
32.	Greenburgh, NY Phase II		444	112
33.	San Francisco, CA		157	50
34.	Highland Park, NJ		285	67
35.	Brooklyn, NY II		550	284
36.	Gaithersburg, MD		254	41
37.	Milford, CT	(2)	284	45
38.	Plymouth, MA Phase II		69	17
39.	Stratford, CT	(2)	146	23
40.	Saddle Brook, NJ		300	55
41.	Oyster Bay, NY	(2)	150	42
42.	West Haven, CT		170	23
43.	Randolph, NJ		115	31
44.	Hackensack, NJ		210	47
45.	Garden City, NY		160	58
46.	Yonkers, NY		400	88
47.	Roselle Park, NJ		300	70
48.	Irvine, CA II		180	57
49.	Alexandria, VA	(2)	283	73
50.	Tysons Corner, VA	(2)	439	101
51.	Oakland, NJ		308	62
52.	Plainview, NY		160	38
53.	Wheaton, MD	(2)	320	56
54.	Wanaque, NJ		210	45
55.	Yaphank, NY	(2)	343	57
56.	Rockville, MD	(2)	240	46

	Total		14,809	$3,963

(1)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(2)	Company owns land, but construction has not yet begun.

(3)	This Development Right is subject to a joint venture arrangement.

(4)	This Development Right is subject to a joint venture arrangement. In connection with the pursuit of this Development Right, $125 million in bond financing was issued and immediately invested in a guaranteed investment contract (“GIC”) administered by a trustee. The Company does not have any equity or economic interest in the joint venture entity at this time, but has an option to make a capital contribution to the joint venture entity for a 99% general partner interest. Should the Company exercise this option, the bond proceeds will be released from the GIC and used for future construction of the Development Right. Should the Company decide not to exercise this option, the bond proceeds will be redeemed to the issuer.
This chart contains forward-looking statements. Please see the paragraph regarding forward-looking statements on the Table of Contents page relating to the Company’s Supplemental Operating and Financial Data for the first quarter of 2007.

Attachment 11
AvalonBay Communities, Inc.
Unconsolidated Real Estate Investments (1) as of March 31, 2007
(Dollars in Thousands)

					AVB					AVB's
			# of	Total	Book	Outstanding Debt				Share
Unconsolidated		Percentage	Apt	Capital	Value			Interest	Maturity	of Partnership
Real Estate Investments		Ownership	Homes	Cost (2)	Investment (3)	Amount	Type	Rate	Date	Debt
AvalonBay Value Added Fund, LP
									Oct
1.	Avalon at Redondo Beach	N/A	105	$24,408	N/A	$16,765	Fixed	4.84%	2011	$2,548
	Los Angeles, CA
									Mar
2.	Avalon Lakeside	N/A	204	18,058	N/A	12,056	Fixed	5.74%	2012	1,833
	Chicago, IL
									Apr
3.	Avalon Columbia	N/A	170	29,251	N/A	16,575	Fixed	5.25%	2012	2,519
	Baltimore, MD
									Jul
4.	Avalon Redmond	N/A	400	54,432	N/A	31,500	Fixed	4.96%	2012	4,788
	Seattle, WA
									Feb
5.	Fuller Martel	N/A	82	18,626	N/A	11,500	Fixed	5.41%	2014	1,748
	Los Angeles, CA
									Oct
6.	Avalon at Poplar Creek	N/A	196	25,760	N/A	16,500	Fixed	4.83%	2012	2,508
	Chicago, IL
									Aug
7.	Civic Center Place (4)	N/A	192	39,820	N/A	23,806	Fixed	5.29%	2013	3,619
	Norwalk, CA
									Nov
8.	Paseo Park	N/A	134	19,948	N/A	11,800	Fixed	5.74%	2013	1,794
	Fremont, CA
									Mar
9.	Aurora at Yerba Buena	N/A	160	66,517	N/A	41,500	Fixed	5.88%	2014	6,308
	San Francisco, CA
									Sep
10.	Avalon at Aberdeen Station	N/A	290	58,036	N/A	34,456	Fixed	5.73%	2013	5,237
	Aberdeen, NJ
									Oct
11.	The Springs	N/A	320	47,605	N/A	26,000	Fixed	6.06%	2014	3,952
	Corona, CA
									Jan
12.	The Covington	N/A	256	32,295	N/A	17,243	Fixed	5.43%	2014	2,621
	Lombard, IL
									Feb
13.	Cedar Valley	N/A	156	20,767	N/A	12,000	Fixed	5.68%	2014	1,824
	Columbia, MD
14.	Avalon Centerpoint	N/A	392	78,671	N/A	—	N/A	N/A	N/A	—
	Baltimore, MD
15.	Middlesex Crossing	N/A	252	37,134	N/A	—	N/A	N/A	N/A	—
	Billerica, MA
16.	Avalon Crystal Hill	N/A	168	37,921	N/A	—	N/A	N/A	N/A	—
	Ponoma, NY
	Fund corporate debt	N/A	N/A	N/A	N/A	187,400	Variable	6.35%	2008 (5)	28,485

		15.2%	3,477	$609,249	$95,029	$459,101				$69,784	(6)

Other Operating Joint Ventures
1.	Avalon Grove	(7)	402	$51,805	$8,029	$—	N/A	N/A	N/A	$—
	Stamford, CT
									Nov
2.	Avalon Chrystie Place I (7)	20.0%	361	129,829	25,935	117,000	Variable	3.67%	2036	23,400
	New York, NY
									Sep
3.	Avalon at Mission Bay North II (7)(8)	25.0%	313	108,200	25,412	83,916	Variable	6.82%	2008 (9)	20,979
	San Francisco, CA

			1,076	$289,834	$59,376	$200,916				$44,379

			4,553	$899,083	$154,405	$660,017				$114,163

(1)	Schedule does not include one community (Avalon Del Rey) that completed development in the third quarter of 2006 under a joint venture arrangement. AVB owns 30% of this community, however due to the Company’s continuing involvement, it is consolidated for financial reporting purposes.

(2)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(3)	These unconsolidated real estate investments are accounted for under the equity method of accounting. AVB Book Value Investment represents the Company’s recorded equity investment plus the Company’s pro rata share of outstanding debt.

(4)	This community’s debt is a combination of two separate fixed rate loans which both mature in August 2013. The first loan totals $18,154 at a 5.04% interest rate and was assumed by the Fund upon purchase of this community. The second loan was procured in connection with the acquisition in the amount of $5,652 at a 6.08% interest rate. The rate listed in the table above represents a weighted average interest rate.

(5)	These borrowings include $139,400 in borrowings under the Fund’s credit facility secured by uncalled capital commitments maturing in January 2008 and $48,000 in borrowings under a separate unsecured credit facility maturing in December 2008.

(6)	The Company has not guaranteed the debt of the Fund and bears no responsibility for the repayment.

(7)	After the venture makes certain threshold distributions to the third-party partner, the Company generally receives 50% of all further distributions.

(8)	Total Capital Cost for this community represents the capitalized costs incurred and projected to incur as part of the development completion, and is not the gross real estate cost as recorded by the joint venture as of March 31, 2007.

(9)	The maturity date as reflected on this attachment may be extended to September 2010 upon exercise of two one-year extension options.

Attachment 12
AvalonBay Communities, Inc.
Summary of Disposition Activity (1) as of March 31, 2007
(Dollars in thousands)

	Weighted			Accumulated		Weighted Average
Number of	Average	Gross Sales		Depreciation	Economic	Initial Year	Weighted Average
Communities Sold	Holding Period (2)	Price	GAAP Gain	and Other	Gain (3)	Mkt. Cap Rate(2) (3)	Unleveraged IRR(2) (3)
1998:
9 Communities		$170,312	$25,270	$23,438	$1,832	8.1%	16.2%

1999:
16 Communities		$317,712	$47,093	$27,150	$19,943	8.3%	12.1%

2000:
8 Communities		$160,085	$40,779	$6,262	$34,517	7.9%	15.3%

2001:
7 Communities		$241,130	$62,852	$21,623	$41,229	8.0%	14.3%

2002:
1 Community		$80,100	$48,893	$7,462	$41,431	5.4%	20.1%

2003:
12 Communities, 1 Land Parcel(4)		$460,600	$184,438	$52,613	$131,825	6.3%	15.3%

2004:
5 Communities, 1 Land Parcel		$250,977	$122,425	$19,320	$103,105	4.8%	16.8%

2005:
7 Communities, 1 Office
Building, 3 Land Parcels (5)		$382,720	$199,766	$14,929	$184,838	3.8%	18.0%

2006:
4 Communities, 3 Land
Parcels (6)		$281,485	$117,539	$21,699	$95,840	4.6%	15.2%

2007:
1 Land Parcel(2)		$5,800	$545	$—	$545	N/A	N/A

1998 - 2007 Total	6.2	$2,350,921	$849,600	$194,496	$655,105	6.2%	15.5%

(1)	Activity excludes dispositions to joint venture entities in which the Company retains an economic interest.

(2)	For purposes of this attachment, land sales and the disposition of an office building are not included in the calculation of Weighted Average Holding Period, Weighted Average Initial Year Market Cap Rate, or Weighted Average Unleveraged IRR.

(3)	See Attachment #13 — Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms.

(4)	2003 GAAP gain, for purposes of this attachment, includes $23,448 related to the sale of a community in which the Company held a 50% membership interest.

(5)	2005 GAAP gain includes the recovery of an impairment loss of $3,000 recorded in 2002 related to one of the land parcels sold in 2005. This loss was recorded to reflect the land at fair value based on its entitlement status at the time it was determined to be planned for disposition.

(6)	2006 GAAP gain, for purposes of this attachment, includes $6,609 related to the sale of a community in which the Company held a 25% equity interest.

Attachment 13
AvalonBay Communities, Inc.
Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms
This release, including its attachments, contains certain non-GAAP financial measures and other terms. The definition and calculation of these non-GAAP financial measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. The non-GAAP financial measures referred to below should not be considered an alternative to net income as an indication of our performance. In addition, these non-GAAP financial measures do not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered as an alternative measure of liquidity or as indicative of cash available to fund cash needs.
FFO is determined based on a definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is calculated by the Company as net income or loss computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, extraordinary gains or losses (as defined by GAAP), cumulative effect of a change in accounting principle and depreciation of real estate assets, including adjustments for unconsolidated partnerships and joint ventures. Management generally considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses related to dispositions of previously depreciated operating communities and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. A reconciliation of FFO to net income is as follows (dollars in thousands):

	Q1	Q1
	2007	2006
Net income	$46,520	$111,114
Dividends attributable to preferred stock	(2,175)	(2,175)
Depreciation — real estate assets, including discontinued operations and joint venture adjustments	44,685	40,570
Minority interest, including discontinued operations	88	99
Gain on sale of previously depreciated real estate assets	—	(65,419)

FFO attributable to common stockholders	$89,118	$84,189

Average shares outstanding — diluted	79,930,748	75,290,124
EPS — diluted	$0.56	$1.45

FFO per common share — diluted	$1.11	$1.12

Attachment 13 (continued)
Projected FFO, as provided within this release in the Company’s outlook, is calculated on a basis consistent with historical FFO, and is therefore considered to be an appropriate supplemental measure to projected net income from projected operating performance. A reconciliation of the range provided for Projected FFO per share (diluted) for the second quarter of 2007 to the range provided for projected EPS (diluted) is as follows:

	Low	High
	range	range
Projected EPS (diluted) — Q2 07	$0.91	$0.95
Projected depreciation (real estate related)	0.54	0.58
Projected gain on sale of operating communities	(0.32)	(0.36)

Projected FFO per share (diluted) — Q2 07	$1.13	$1.17

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excludes corporate-level income (including management, development and other fees), corporate-level property management and other indirect operating expenses, investments and investment management, net interest expense, general and administrative expense, joint venture income, minority interest expense, depreciation expense, gain on sale of real estate assets and income from discontinued operations. The Company considers NOI to be an appropriate supplemental measure to net income of operating performance of a community or communities because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of corporate-level property management overhead or general and administrative costs. This is more reflective of the operating performance of a community, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Attachment 13 (continued)
A reconciliation of NOI (from continuing operations) to net income, as well as a breakdown of NOI by operating segment, is as follows (dollars in thousands):

	Q1	Q1
	2007	2006(1)
Net income	$46,520	$111,114
Indirect operating expenses, net of corporate income	6,996	7,435
Investments and investment management	2,024	1,471
Interest expense, net	23,878	28,664
General and administrative expense	6,780	6,283
Joint venture income, minority interest	535	(95)
Depreciation expense	44,094	40,225
Gain on sale of real estate assets	(545)	(78,585)
Income from discontinued operations	—	(1,075)

NOI from continuing operations	$130,282	$115,437

Established:
Northeast	$45,403	$42,895
Mid-Atlantic	17,632	16,423
Midwest	1,768	1,666
Pacific NW	5,480	4,681
No. California	28,292	25,114
So. California	10,068	9,314

Total Established	108,643	100,093

Other Stabilized	9,715	5,485
Development/Redevelopment	11,924	9,859

NOI from continuing operations	$130,282	$115,437

(1)	Amounts for the three months ended March 31, 2006 have been restated from amounts previously reported to reflect a change in accounting for land leases.
NOI as reported by the Company does not include the operating results from discontinued operations (i.e., assets sold during the period January 1, 2006 through March 31, 2007). A reconciliation of NOI from communities sold to net income for these communities is as follows (dollars in thousands):

	Q1	Q1
	2007	2006
Income from discontinued operations	$—	$1,075
Interest expense, net	—	—
Depreciation expense	—	—

NOI from discontinued operations	$—	$1,075

NOI from assets sold	$—	$1,075
NOI from assets held for sale	—	—

NOI from discontinued operations	$—	$1,075

Projected NOI, as used within this release for certain Development and Redevelopment Communities and in calculating the Initial Year Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development and Redevelopment Communities, Projected NOI is calculated based on the first year of Stabilized Operations, as defined below, following the completion of construction. In calculating the Initial Year Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential (based on leased rents for occupied homes and Market Rents, as defined below, for vacant homes) minus projected economic vacancy and adjusted for concessions. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.

Attachment 13 (continued)
Management believes that Projected NOI of the development and redevelopment communities, on an aggregated weighted average basis, assists investors in understanding Management’s estimate of the likely impact on operations of the Development and Redevelopment Communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development or redevelopment is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company’s overall financial performance or cash flow. There can be no assurance that the communities under development or redevelopment will achieve the Projected NOI as described in this release.
Rental Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to rental revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP based rental revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, rental revenue (with concessions on a cash basis) allows an investor to understand the historical trend in cash concessions. A reconciliation of rental revenue from Established Communities in conformity with GAAP to rental revenue (with concessions on a cash basis) is as follows (dollars in thousands):

	Q1	Q1
	2007	2006
Rental revenue (GAAP basis)	$159,507	$149,628
Concessions amortized	1,491	4,485
Concessions granted	(1,424)	(1,692)

Rental revenue (with concessions on a cash basis)	$159,574	$152,421

% change — GAAP revenue		6.6%
% change — cash revenue		4.7%

Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other non-cash adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for each of the communities presented is estimated based on their respective final settlement statements. A reconciliation of Economic Gain to gain on sale in accordance with GAAP for both the three months ended March 31, 2007 as well as prior years’ activities is presented on Attachment 12.
Interest Coverage is calculated by the Company as EBITDA from continuing operations, excluding land gains, divided by the sum of interest expense, net, and preferred dividends. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. EBITDA is defined by the Company as net income before interest income and expense, income taxes, depreciation and amortization.

Attachment 13 (continued)
A reconciliation of EBITDA and a calculation of Interest Coverage for the first quarter of 2007 are as follows (dollars in thousands):

Net income	$46,520
Interest expense, net	23,878
Depreciation expense	44,094
Depreciation expense (discontinued operations)	—

EBITDA	$114,492

EBITDA from continuing operations	$114,492
EBITDA from discontinued operations	—

EBITDA	$114,492

EBITDA from continuing operations	$114,492
Land gains	(545)

EBITDA from continuing operations, excluding land gains	$113,947

Interest expense, net	23,878
Dividends attributable to preferred stock	2,175

Interest charges	26,053

Interest coverage	4.4

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment Community, or Development Right, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees, all as determined in accordance with GAAP. For Redevelopment Communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.
Initial Year Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less estimates for non-routine allowance of approximately $200 — $300 per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation, amortization and extraordinary items. For this purpose, management’s projection of operating expenses for the community includes a management fee of 3.0% — 3.5%. The Initial Year Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Initial Year Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Initial Year Market Cap Rate is weighted based on the gross sales price of each community.
Unleveraged IRR on sold communities refers to the internal rate of return calculated by the Company considering the timing and amounts of (i) total revenue during the period owned by the Company and (ii) the gross sales price net of selling costs, offset by (iii) the undepreciated capital cost of the communities at the time of sale and (iv) total direct operating expenses during the period owned by the Company. Each of the items (i), (ii), (iii) and (iv) are calculated in accordance with GAAP.
The calculation of Unleveraged IRR does not include an adjustment for the Company’s general and administrative expense, interest expense, or corporate-level property management and other indirect operating expenses.

Attachment 13 (continued)
Therefore, Unleveraged IRR is not a substitute for net income as a measure of our performance. Management believes that the Unleveraged IRR achieved during the period a community is owned by the Company is useful because it is one indication of the gross value created by the Company’s acquisition, development or redevelopment, management and sale of a community, before the impact of indirect expenses and Company overhead. The Unleveraged IRR achieved on the communities as cited in this release should not be viewed as an indication of the gross value created with respect to other communities owned by the Company, and the Company does not represent that it will achieve similar Unleveraged IRRs upon the disposition of other communities. The weighted average Unleveraged IRR for sold communities is weighted based on all cash flows over the holding period for each respective community, including net sales proceeds.
Leverage is calculated by the Company as total debt as a percentage of Total Market Capitalization. Total Market Capitalization represents the aggregate of the market value of the Company’s common stock, the market value of the Company’s operating partnership units outstanding (based on the market value of the Company’s common stock), the liquidation preference of the Company’s preferred stock and the outstanding principal balance of the Company’s debt. Management believes that Leverage can be one useful measure of a real estate operating company’s long-term liquidity and balance sheet strength, because it shows an approximate relationship between a company’s total debt and the current total market value of its assets based on the current price at which the Company’s common stock trades. Changes in Leverage also can influence changes in per share results. A calculation of Leverage as of March 31, 2007 is as follows (dollars in thousands):

Total debt	$2,810,724

Common stock	10,353,148
Preferred stock	100,000
Operating partnership units	16,872
Total debt	2,810,724

Total market capitalization	13,280,744

Debt as % of capitalization	21.2%

Because Leverage changes with fluctuations in the Company’s stock price, which occur regularly, the Company’s Leverage may change even when the Company’s earnings, interest and debt levels remain stable. Investors should also note that the net realizable value of the Company’s assets in liquidation is not easily determinable and may differ substantially from the Company’s Total Market Capitalization.
Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by either outstanding secured debt or land leases (excluding land leases with purchase options that were put in place for governmental incentives or tax abatements) as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the three months ended March 31, 2007 is as follows (dollars in thousands):

NOI for Established Communities	$108,643
NOI for Other Stabilized Communities	9,715
NOI for Development/Redevelopment Communities	11,924
NOI for discontinued operations	—

Total NOI generated by real estate assets	130,282
NOI on encumbered assets	24,108

NOI on unencumbered assets	106,174

Unencumbered NOI	81.5%

Established Communities are identified by the Company as communities where a comparison of operating results from the prior year to the current year is meaningful, as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the prior year. Therefore, for 2007, Established Communities

Attachment 13 (continued)
are consolidated communities that have Stabilized Operations as of January 1, 2006 and are not conducting or planning to conduct substantial redevelopment activities within the current year. Established Communities do not include communities that are currently held for sale or planned for disposition during the current year.
Development Communities are communities that are under construction and for which a final certificate of occupancy has not been received. These communities may be partially complete and operating.
Redevelopment Communities are communities where substantial redevelopment is in progress or is planned to begin during the current year. For wholly-owned communities, redevelopment is considered substantial when capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s acquisition cost. The definition of substantial redevelopment may differ for communities that are not wholly-owned.
Average Rental Rates are calculated by the Company as rental revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.
Economic Occupancy is defined as total possible revenue less vacancy loss as a percentage of total possible revenue. Total possible revenue is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.
Market Rents as reported by the Company are based on the current market rates set by the managers of the Company’s communities based on their experience in renting their communities’ apartments and publicly available market data. Trends in market rents for a region as reported by others could vary. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.
Non-Revenue Generating Capex represents capital expenditures that will not directly result in revenue earnings or expense savings.
Stabilized/Restabilized Operations is defined as the earlier of (i) attainment of 95% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.
Average Rent per Home, as calculated for certain Development and Redevelopment Communities in lease-up, reflects (i) actual average leased rents for those apartments leased through the end of the quarter net of estimated stabilized concessions, (ii) estimated market rents net of comparable concessions for all unleased apartments and (iii) includes actual and estimated other rental revenue. For Development and Redevelopment Communities not yet in lease-up, Average Rent per Home reflects management’s projected rents.
Development Rights are development opportunities in the early phase of the development process for which the Company either has an option to acquire land or enter into a leasehold interest, for which the Company is the buyer under a long-term conditional contract to purchase land or where the Company owns land to develop a new community. The Company capitalizes related predevelopment costs incurred in pursuit of new developments for which future development is probable.